Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED
DECEMBER 31, 2023

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

55 Community Centers

5.0 million sq. ft. of gross

leasable area

1,453 tenants

5 Top Growth Markets

Austin

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.6 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of December 31, 2023, provided a 95% premium rental rate compared to our larger space tenants. The largest of our 1,453 tenants at our wholly owned properties comprised only 2.1% of our revenues for the three months ended December 31, 2023, and no single tenant exceeded 2.1%

Distribution (per share / unit)*:
Quarter: $ 0.12***	Investor Relations:
Annualized: $ 0.48	Whitestone REIT
Dividend Yield: 3.93%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Julia B. Buthman	Analyst Coverage:
Amy S. Feng	B. Riley Securities	Colliers	JMP Securities	Maxim Group
David K. Holeman	John Massocca	David Toti	Mitchell Germain	Michael Diana
Jeffrey A. Jones	646.885.5424	917.903.9407	212.906.3537	212.895.3641
	jmassocca@brileyfin.com	david.toti@colliers.com	mgermain@jmpsecurities.com	mdiana@maximgrp.com

Truist Securities
Anthony Hau
* As of March 1, 2024	212.303.4176
** Based on common share price	anthony.hau@truist.com
of $12.22 as of close of market on
March 1, 2024.
***Based on Q4 2023 distribution rate

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Houston, Texas, March 6, 2024 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the fourth quarter and full year of 2023. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in some of the largest, fastest-growing, high-household-income markets in the Sunbelt.

“I am proud of the work and dedication of the Whitestone team in executing our strategic priorities and steadfastly serving our tenants and our neighborhood communities. We finished the year on a very strong note: hitting record occupancy of 94.2%, GAAP leasing spreads of nearly 22% and achieving a year-over-year revenue increase in excess of 5%.  We initiated 2024 Core FFO per share guidance of $0.98 - $1.04 and were pleased to grow the dividend by 3% as announced yesterday. I am fully confident that our stellar financial performance and actions will position Whitestone to deliver attractive profitable growth and drive substantial value for all of our stakeholders in the years ahead.”

– Dave Holeman, Chief Executive Officer

Fourth Quarter 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, Core FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.5 million versus $34.9 million for the fourth quarter of 2022.
•	Net Income attributable to common shareholders of $1.5 million, or $0.03 per diluted share, versus $19.9 million, or $0.40 per diluted share for the fourth quarter of 2022.
•	Funds from Operations (“FFO”) per diluted share of $0.21 versus $0.23 for the fourth quarter of 2022.
•	Core FFO per diluted share of $0.24 versus $0.23 for the fourth quarter of 2022.
•	EBITDAre of $21.0 million versus $20.3 million for the fourth quarter of 2022.
•	Same-Store Net Operating Income (“NOI”) grew 2.4% to $24.0 million versus $23.4 million for the fourth quarter of 2022.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 6.2% to $23.35, compared to the prior year quarter.

Full Year 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Revenues of $147.0 million versus $139.4 million for 2022.
•	Net Income attributable to common shareholders of $19.2 million, or $0.38 per diluted share, versus $35.3 million, or $0.71 per diluted share for 2022.
•	Funds from Operations (“FFO”) per diluted share of $0.88 versus $1.03 for 2022.
•	Core FFO per diluted share of $0.91 versus $1.03 for 2022.
•	EBITDAre of $81.0 million versus $80.8 million for 2022.
•	Same-Store Net Operating Income (“NOI”) grew 2.7% to $92.8 million versus $90.4 million for 2022.

Operating Results

For the three month periods ending December 31, 2023 and 2022, the Company’s operating highlights were as follows:

	Fourth Quarter 2023	Fourth Quarter 2022
Occupancy:
Wholly Owned Properties – All	94.2%	93.7%
>10,000 Sq Ft Occupancy	97.5%	98.0%
≤ 10,000 Sq Ft Occupancy	92.1%	91.2%
Same Store Property Net Operating Income Change (1)	2.4%	7.1%
Rental Rate Growth - Total (GAAP Basis):	21.8%	23.5%
New Leases	37.3%	24.3%
Renewal Leases	15.3%	23.2%
Leasing Transactions:
Number of New Leases	44	22
New Leases - Lease Term Revenue (millions)	$26.7	$27.5
Number of Renewal Leases	32	38
Renewal Leases - Lease Term Revenue (millions)	$23.6	$9.7

Balance Sheet and Debt Metrics

•	As of December 31, 2023, Whitestone had total debt of $640.5 million, along with capacity and availability of $104.0 million each under its $250 million revolving credit facility.
•	As of December 31, 2023, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On March 5, 2024, the Company declared a quarterly cash distribution of $0.12375 per common share and OP unit for the second quarter of 2024, to be paid in three equal installments of $0.04125 in April, May, and June of 2024. The second quarter dividend represents a 3.13% increase from the first quarter of 2024.

2024 Full Year Guidance

The Company currently estimates that U.S. generally accepted accounting principles (“GAAP”) net income available to common shareholders will be within the range of $0.32 to $0.38 per diluted share, and Core FFO will be within the range of $0.98 to $1.04 per diluted share and OP Unit.

	Initial 2024 Guidance	2023 Actual
	(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$16,600 - $19,600	$19,180
Core FFO (1)	$50,985 - $53,985	$46,765

Net income attributable to Whitestone REIT per share	$0.32 - $0.38	$0.38
Core FFO per diluted share and OP Unit (1)	$0.98 - $1.04	$0.91

Key Drivers:
Same store net operating income growth (2)	2.5% - 4.0%	2.7%
Bad debt as a percentage of revenue	0.60% - 1.10%	0.65%
General and administrative expense	$19,700 - $21,200	$20,653
Interest expense	$32,600 - $34,100	$32,866
Ending occupancy	93.8% - 94.8%	94.20%
Net Debt to EBITDAre Ratio (3)	7.0X - 6.6X	7.5X

(1)

For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “Core FFO per diluted share and OP unit” reconciliation table. Core Funds from Operations (“Core FFO”) is a non-GAAP measure.

(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.
(3)

Fourth quarter annualized EBITDAre. For the reconciliation of Net Debt to EBITDAre Ratio, a non-GAAP financial measure, to the comparable GAAP financial measure, see the "Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (EBITDAre)" reconciliation table.

Portfolio Statistics

As of December 31, 2023, Whitestone wholly owned 55 Community-Centered Properties™ with approximately 5.0 million square feet of gross leasable area (“GLA”). Five of the 55 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 29 properties in Texas and 26 in Arizona. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Dallas-Fort Worth (9), Houston (12), Phoenix (26), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company’s diversified tenant base was comprised of 1,453 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues. No single tenant exceeded 2.1% of total revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Thursday, March 7, 2024, at 8:30 A.M Eastern Time / 7:30 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Thursday, March 21, 2024. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13742561

Supplemental Financial Information

The fourth quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Core Funds from Operations (“Core FFO”) is a non-GAAP measure. From time to time, we report or provide guidance with respect to “Core FFO” which removes the impact of certain non-recurring and non-operating transactions or other items we do not consider to be representative of our core operating results including, without limitation, default interest on debt of real estate partnership, extinguishment of debt cost, gains or losses associated with litigation involving the Company that is not in the normal course of business, and proxy contest professional fees.

Management uses FFO and Core FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Core FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Core FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Core FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, other REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022

ASSETS
Real estate assets, at cost
Property	$1,221,466	$1,199,041
Accumulated depreciation	(229,767)	(208,286)
Total real estate assets	991,699	990,755
Investment in real estate partnership	31,671	34,826
Cash and cash equivalents	4,572	6,166
Restricted cash	68	189
Escrows and deposits	24,148	12,827
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	30,592	25,570
Receivable due from related party	1,513	1,377
Unamortized lease commissions, legal fees and loan costs	13,783	12,697
Prepaid expenses and other assets(2)	4,765	7,838
Finance lease right-of-use assets	10,428	10,522
Total assets	$1,113,239	$1,102,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$640,172	$625,427
Accounts payable and accrued expenses(3)	36,513	36,154
Payable due to related party	1,577	1,561
Tenants' security deposits	8,614	8,428
Dividends and distributions payable	6,025	6,008
Finance lease liabilities	721	735
Total liabilities	693,622	678,313
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,610,831 and 49,422,716 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	50	49
Additional paid-in capital	628,079	624,785
Accumulated deficit	(216,963)	(212,366)
Accumulated other comprehensive income	2,576	5,980
Total Whitestone REIT shareholders' equity	413,742	418,448
Noncontrolling interest in subsidiary	5,875	6,006
Total equity	419,617	424,454
Total liabilities and equity	$1,113,239	$1,102,767

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,287	$16,828
Accrued rents and other recoveries	26,751	22,103
Allowance for doubtful accounts	(13,570)	(13,822)
Other receivables	1,124	461
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$30,592	$25,570

(2) Operating lease right of use assets (net)	$109	$124
(3) Operating lease liabilities	$112	$129

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Rental(1)	$37,247	$34,700	$145,652	$138,200
Management, transaction, and other fees	277	218	1,317	1,221
Total revenues	37,524	34,918	146,969	139,421

Operating expenses
Depreciation and amortization	8,428	8,046	32,966	31,707
Operating and maintenance	8,101	6,435	27,948	25,688
Real estate taxes	3,848	3,740	18,016	17,607
General and administrative	5,002	5,003	20,653	18,066
Total operating expenses	25,379	23,224	99,583	93,068

Other expenses (income)
Interest expense	8,303	8,082	32,866	27,193
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Loss on disposal of assets, net	22	180	522	192
Interest, dividend and other investment income	(2)	(22)	(51)	(65)
Total other expenses	8,943	(8,710)	24,331	10,370

Income before equity investment in real estate partnership and income tax	3,202	20,404	23,055	35,983

Equity (deficit) in earnings of real estate partnership	(1,528)	(65)	(3,155)	239
Provision for income tax	(111)	(109)	(450)	(422)
Net Income	1,563	20,230	19,450	35,800

Less: Net income attributable to noncontrolling interests	22	291	270	530

Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.40	$0.39	$0.72
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.03	$0.40	$0.38	$0.71

Weighted average number of common shares outstanding:
Basic	49,586	49,384	49,501	49,256
Diluted	51,064	50,126	50,813	49,950

Consolidated Statements of Comprehensive Income (Loss)

Net income	$1,563	$20,230	$19,450	$35,800

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	(10,054)	(1,698)	(3,452)	12,925

Comprehensive income	(8,491)	18,532	15,998	48,725

Less: Net income attributable to noncontrolling interests	22	291	270	530
Less: Comprehensive income (loss) attributable to noncontrolling interests	(139)	(24)	(48)	191

Comprehensive income attributable to Whitestone REIT	$(8,374)	$18,265	$15,776	$48,004

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(1) Rental
Rental revenues	$26,714	$26,090	$105,494	$101,113
Recoveries	10,538	9,151	41,109	38,243
Bad debt	(5)	(541)	(951)	(1,156)
Total rental	$37,247	$34,700	$145,652	$138,200

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$19,450	$35,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,966	31,707
Amortization of deferred loan costs	1,089	1,100
Gain on sale of properties	(9,006)	(16,950)
Loss on disposal of assets	522	192
Bad debt	951	1,156
Share-based compensation	3,727	1,511
(Equity) deficit in earnings of real estate partnership	3,155	(239)
Amortization of right-of-use assets - finance leases	94	—
Changes in operating assets and liabilities:
Escrows and deposits	2,312	(1,504)
Accrued rents and accounts receivable	(5,973)	(4,331)
Receivable due from related party	(136)	(530)
Unamortized lease commissions, legal fees and loan costs	(4,592)	(3,386)
Prepaid expenses and other assets	2,484	1,749
Accounts payable and accrued expenses	355	(2,766)
Payable due to related party	16	564
Tenants' security deposits	186	358
Net cash provided by operating activities	47,600	44,431
Cash flows from investing activities:
Acquisitions of real estate	(25,474)	(16,992)
Acquisition of ground lease	—	(9,786)
Additions to real estate	(17,055)	(13,659)
Proceeds from sales of properties	19,847	33,723
Escrowed loan repayment on behalf of real estate partnership	(13,633)	—
Net cash used in investing activities	(36,315)	(6,714)
Cash flows from financing activities:
Distributions paid to common shareholders	(23,684)	(22,958)
Distributions paid to OP unit holders	(332)	(346)
Payments of exchange offer costs	—	(335)
Net proceeds from (payments of) credit facility	42,500	(16,000)
Repayments of notes payable	(30,945)	(3,468)
Payments of loan origination costs	—	(3,632)
Repurchase of common shares	(525)	(537)
Payment of finance lease liability	(14)	—
Net cash used in financing activities	(13,000)	(47,276)
Net decrease in cash, cash equivalents and restricted cash	(1,715)	(9,559)
Cash, cash equivalents and restricted cash at beginning of period	6,355	15,914
Cash, cash equivalents and restricted cash at end of period (1)	$4,640	$6,355

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Year Ended December 31,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for interest	$31,136	$26,493
Cash paid for taxes	$435	$366
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$976	$454
Financed insurance premiums	$3,002	$1,846
Value of shares issued under dividend reinvestment plan	$75	$67
Value of common shares exchanged for OP units	$17	$618
Change in fair value of cash flow hedge	$(3,452)	$12,925
Recognition of finance lease liabilities	$—	$735

	December 31,
	2023	2022
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$4,572	$6,166
Restricted cash	68	189
Total cash, cash equivalents and restricted cash	$4,640	$6,355

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
FFO (NAREIT) AND CORE FFO
Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,394	8,004	32,811	31,538
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	404	404	1,613	1,613
Loss on disposal of assets, net	22	180	522	192
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Net income attributable to noncontrolling interests	22	291	270	530
FFO (NAREIT)	$11,003	$11,868	$45,390	$52,193
Adjustments to reconcile to Core FFO:
Early debt extinguishment costs	—	—	—	147
Default interest on debt of real estate partnership (1)(2)	1,375	—	1,375	—
Core FFO	$12,378	$11,868	$46,765	$52,340

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,003	$11,868	$45,390	$52,193
Core FFO	$12,378	$11,868	$46,765	$52,340
Denominator:
Weighted average number of total common shares - basic	49,586	49,384	49,501	49,256
Weighted average number of total noncontrolling OP units - basic	693	695	694	738
Weighted average number of total common shares and noncontrolling OP units - basic	50,279	50,079	50,195	49,994

Effect of dilutive securities:
Unvested restricted shares	1,478	742	1,312	694
Weighted average number of total common shares and noncontrolling OP units - diluted	51,757	50,821	51,507	50,688

FFO per common share and OP unit - basic	$0.22	$0.24	$0.90	$1.04
FFO per common share and OP unit - diluted	$0.21	$0.23	$0.88	$1.03

Core FFO per common share and OP unit - basic	$0.25	$0.24	$0.93	$1.05
Core FFO per common share and OP unit - diluted	$0.24	$0.23	$0.91	$1.03

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
General and administrative expenses	5,002	5,003	20,653	18,066
Depreciation and amortization	8,428	8,046	32,966	31,707
(Equity) deficit in earnings of real estate partnership (1)	1,528	65	3,155	(239)
Interest expense	8,303	8,082	32,866	27,193
Interest, dividend and other investment income	(2)	(22)	(51)	(65)
Provision for income taxes	111	109	450	422
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Management fee, net of related expenses	—	—	16	112
Loss on disposal of assets, net	22	180	522	192
NOI of real estate partnership (pro rata)(1)	670	594	2,553	3,023
Net income attributable to noncontrolling interests	22	291	270	530
NOI	$26,245	$25,337	$103,574	$99,261
Non-Same Store NOI (2)	(1,214)	(651)	(4,370)	(3,322)
NOI of real estate partnership (pro rata) (1)	(670)	(594)	(2,553)	(3,023)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	24,361	24,092	96,651	92,916
Same Store straight-line rent adjustments	(97)	(424)	(2,284)	(1,466)
Same Store amortization of above/below market rents	(214)	(256)	(862)	(933)
Same Store lease termination fees	(98)	(21)	(698)	(135)
Same Store NOI (3)	$23,952	$23,391	$92,807	$90,382

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Non-Same Store includes properties acquired between October 1, 2022 and December 31, 2023 and properties sold between October 1, 2022 and December 31, 2023, but not included in discontinued operations. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Non-Same Store includes properties acquired between January 1, 2022 and December 31, 2023 and properties sold between January 1, 2022 and December 31, 2023, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2023 to the three months ended December 31, 2022, Same Store includes properties owned before October 1, 2022 and not sold before December 31, 2023. For purposes of comparing the twelve months ended December 31, 2023 to the twelve months ended December 31, 2022, Same Store includes properties owned before January 1, 2022 and not sold before December 31, 2023. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$1,541	$19,939	$19,180	$35,270
Depreciation and amortization	8,428	8,046	32,966	31,707
Interest expense	8,303	8,082	32,866	27,193
Provision for income taxes	111	109	450	422
Net income attributable to noncontrolling interests	22	291	270	530
(Equity) deficit in earnings of real estate partnership (1)	1,528	65	3,155	(239)
EBITDAre adjustments for real estate partnership (1)	448	533	617	2,626
(Gain) loss on sale of properties, net	620	(16,950)	(9,006)	(16,950)
Loss on disposal of assets, net	22	180	522	192
EBITDAre	$21,023	$20,295	$81,020	$80,751

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated (equity) deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands, except per share and per unit data)

	Projected Range Full Year 2024
	Low	High
FFO (NAREIT) and Core FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$16,600	$19,600
Adjustments to reconcile to FFO (NAREIT)
Depreciation and amortization of real estate assets	34,252	34,252
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	133	133
FFO (NAREIT)	$50,985	$53,985
Adjustments to reconcile to Core FFO
Adjustments	—	—
Core FFO	$50,985	$53,985

Dilutive shares	51,262	51,262
OP Units	695	695
Dilutive share and OP Units	51,957	51,957

Net income attributable to Whitestone REIT per diluted share	$0.32	$0.38
FFO (NAREIT) per diluted share and OP Unit	$0.98	$1.04

Net income attributable to Whitestone REIT per diluted share	$0.32	$0.38
Core FFO per diluted share and OP Unit	$0.98	$1.04

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Initial Full Year Guidance for 2024
(in thousands)

	Projected Range Fourth Quarter 2024
	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,161	$5,311
Depreciation and amortization	8,746	8,746
Interest expense	8,013	8,013
Provision for income taxes	134	134
Net income attributable to noncontrolling interests	89	89
EBITDAre	$23,143	$22,293
Annualized EBITDAre	$92,572	$89,172

Outstanding debt, net of insurance financing	616,290	624,290
Less: Cash	(3,000)	(3,000)
Add: Proportional share on net debt of unconsolidated real estate partnership	—	—
Total net debt	$613,290	$621,290

Ratio of Net Debt to EBITDAre	6.6	7.0

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended December 31,		Increase	% Increase
	2023	2022	(Decrease)	(Decrease)
Same Store (47 properties excluding development land)
Property revenues
Rental	$35,658	$33,633	$2,025	6%
Management, transaction and other fees	275	215	60	28%
Total property revenues	35,933	33,848	2,085	6%

Property expenses
Property operation and maintenance	7,828	6,169	1,659	27%
Real estate taxes	3,744	3,587	157	4%
Total property expenses	11,572	9,756	1,816	19%

Total property revenues less total property expenses	24,361	24,092	269	1%

Same Store straight-line rent adjustments	(97)	(424)	327	(77)%
Same Store amortization of above/below market rents	(214)	(256)	42	(16)%
Same Store lease termination fees	(98)	(21)	(77)	367%

Same Store NOI (1)	$23,952	$23,391	$561	2%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Year Ended December 31,		Increase	% Increase
	2023	2022	(Decrease)	(Decrease)
Same Store (47 properties excluding development land)
Property revenues
Rental	$139,559	$132,276	$7,283	6%
Management, transaction and other fees	1,306	847	459	54%
Total property revenues	140,865	133,123	7,742	6%

Property expenses
Property operation and maintenance	26,868	23,452	3,416	15%
Real estate taxes	17,346	16,755	591	4%
Total property expenses	44,214	40,207	4,007	10%

Total property revenues less total property expenses	96,651	92,916	3,735	4%

Same Store straight-line rent adjustments	(2,284)	(1,466)	(818)	56%
Same Store amortization of above/below market rents	(862)	(933)	71	(8)%
Same Store lease termination fees	(698)	(135)	(563)	417%

Same Store NOI (1)	$92,807	$90,382	$2,425	3%

(1)	For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Other Financial Information:

Tenant improvements (1) (2)	$642	$341	$3,135	$3,452
Leasing commissions (1) (2)	$1,858	$941	$3,540	$3,047
Maintenance capital (1)	$1,523	$1,757	$6,665	$3,978
Scheduled debt principal payments (1)	$368	$414	$1,672	$1,805
Scheduled bond principal payment (3)	$—	$—	$7,143	$—
Straight-line rent income (1)	$199	$214	$2,099	$1,686
Market rent amortization income from acquired leases (1)	$222	$257	$873	$945
Non-cash share-based compensation expense (1)	$1,023	$1,055	$3,735	$1,510
Non-real estate depreciation and amortization (1)	$34	$43	$155	$170
Amortization of loan fees (1)	$275	$282	$1,112	$1,123
Undepreciated value of unencumbered properties	$971,199	$914,766	$971,199	$914,766
Number of unencumbered properties	50	50	50	50
Full time employees	79	75	79	75

(1)

Includes pro-rata share attributable to real estate partnership. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated tenant improvement, leasing commissions, maintenance capital, scheduled debt principal payments, straight-line rent income, market rent amortization income from acquired leases, non-cash share based compensation expense, non-real estate depreciation and amortization, and amortization of loan fees based on the information available to us at the time of this Report.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled to occur in March of each year, commencing in 2023.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2023
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.6%	49,611
Operating partnership units outstanding	1.4%	693
Total	100.0%	50,304

Market price of common shares as of December 31, 2023		$12.29

Total equity capitalization		$618,236	50%

Debt Capitalization:
Outstanding debt		$640,549
Less: Cash and cash equivalents		(4,572)
Less: Deposit due to real estate partnership debt default		(13,633)
Total debt capitalization		622,344	50%

Total Market Capitalization as of December 31, 2023		$1,240,580	100%

SELECTED RATIOS:

	Three Months Ended		Year Ended
INTEREST COVERAGE RATIO	December 31,		December 31,
	2023	2022	2023	2022
EBITDAre/Interest Expense
EBITDAre (1)	$21,023	$20,295	$81,020	$80,751

Interest expense	8,303	8,082	32,866	27,193
Pro rata share of interest expense from real estate partnership(2)	1,534	158	2,010	634
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(275)	(282)	(1,112)	(1,123)
Interest expense, excluding amortization of loan fees	9,562	7,958	33,764	26,704

Ratio of EBITDAre to interest expense	2.2	2.6	2.4	3.0

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of December 31,
	2023	2022
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$640,549	$625,991
Less: Cash	(4,572)	(6,166)
Less: Deposit due to real estate partnership debt default	(13,633)	—
Add: Proportional share of net debt of real estate partnership (1)	8,685	8,112
Total Net Debt	$631,029	$627,937

Undepreciated real estate assets	$1,221,466	$1,199,041
Add: Proportional share of real estate from unconsolidated partnership (1)	45,218	46,016
Undepreciated real estate assets	$1,266,684	$1,245,057
Ratio of debt to real estate assets	50%	50%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$640,549	$625,991	$640,549	$625,991
Less: Cash	(4,572)	(6,166)	(4,572)	(6,166)
Less: Deposit due to real estate partnership debt default	(13,633)	—	(13,633)	—
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	8,685	8,112	8,685	8,112
Total Net Debt	$631,029	$627,937	$631,029	$627,937

EBITDAre	$21,023	$20,295	$81,020	$80,751

Effect of partial period acquisitions and dispositions	$(99)	$168	$(469)	$(48)

Pro forma EBITDAre	$20,924	$20,463	$80,551	$80,703

Annualized pro forma EBITDAre	$83,696	$81,852	$80,551	$80,703

Ratio of debt to pro forma EBITDAre	7.5	7.7	7.8	7.8

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 and 2022 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2023	December 31, 2022
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	17,658	18,016
$20.2 million 4.28% Note, due June 6, 2023	—	17,375
$14.0 million 4.34% Note, due September 11, 2024	12,427	12,709
$14.3 million 4.34% Note, due September 11, 2024	13,257	13,520
$15.1 million 4.99% Note, due January 6, 2024	13,350	13,635
$2.6 million 5.46% Note, due October 1, 2023	—	2,236
$50.0 million, 5.09% Note, due March 22, 2029	42,857	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	—
Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	96,000	103,500
Total notes payable principal	640,549	625,991
Less deferred financing costs, net of accumulated amortization	(377)	(564)
Total notes payable	$640,172	$625,427

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2023
(in thousands)

Year	Amount Due
2024	$63,834
2025	17,143
2026	163,143
2027	97,143
2028	282,143
Thereafter	17,143
Total	$640,549

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	December 31, 2023	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Whitestone	4,995,190	94%	93%	93%	93%

Unconsolidated real estate partnership (1)	926,798	54%	54%	54%	54%

1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 have not been made available to us, we have estimated gross leasable area and occupancy percentage based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,247	2.1%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,214	2.1%	5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2024, 2025, 2025, 2026 and 2034
Frost Bank	Houston	2,067	1.9%	7/1/2014	2029
Newmark Real Estate of Houston LLC	Houston	1,311	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	0.9%	10/9/2004 and 4/1/2009	2024 and 2029
Fitness Alliance, LLC	Houston	971	0.9%	11/29/2022	2039
Walgreens & Co. (4)	Houston and Phoenix	955	0.9%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2056 and 2056
Verizon Wireless (5)	Houston and Phoenix	952	0.9%	8/16/1994, 2/1/2004, 1/27/2006 and 5/1/2014	2024, 2024, 2028 and 2038
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Total Wine	Houston	564	0.5%	43,431	2029
Dollar Tree (6)	Houston and Phoenix	543	0.5%	8/10/1999, 6/29/2001, 11/8/2009, and 12/17/2009	2025, 2025, 2026 and 2027
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	479	0.4%	5/23/2014	2025
Capital Area Multispecialty Providers	Austin	451	0.4%	5/23/2014	2026
		$15,477	14.4%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2023 for each applicable tenant multiplied by 12.

(2)

As of December 31, 2023, we had five leases with the same tenant occupying space at properties located in Phoenix and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of December 31, 2023, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of December 31, 2023, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2056, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $188,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of December 31, 2023, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $24,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2028, was $140,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue.

(6)

As of December 31, 2023, we had four leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of December 31, 2023

	% of Leased SF	% of ABR
Restaurants & Food Service	19%	26%
Beauty	7%	9%
Grocery	12%	8%
Medical & Dental	6%	8%
Financial Services	5%	7%
General Retail	8%	5%
Home Décor And Improvement	6%	5%
Apparel	5%	5%
Fitness	6%	4%
Non Retail	4%	4%
Education	4%	4%
Pet Supply & Services	3%	3%
Off-Price	4%	2%
Pharmacies & Nutritional Supplies	2%	2%
Entertainment	3%	2%
Local Services	2%	2%
Wireless	1%	2%
Sporting Goods	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
RENEWALS
Number of Leases	32	38	180	201
Total Square Feet (1)	142,807	83,367	689,598	558,843
Average Square Feet	4,463	2,194	3,831	2,780
Total Lease Value	$23,621,000	$9,680,000	$62,853,000	$51,788,000
NEW LEASES
Number of Leases	44	22	119	120
Total Square Feet (1)	116,183	145,413	287,169	373,686
Average Square Feet	2,641	6,610	2,413	3,114
Total Lease Value	$26,659,000	$27,530,000	$56,021,000	$66,483,000
TOTAL LEASES
Number of Leases	76	60	299	321
Total Square Feet (1)	258,990	228,780	976,767	932,529
Average Square Feet	3,408	2,660	3,267	2,905
Total Lease Value	$50,280,000	$37,210,000	$118,874,000	$118,271,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2023	51	$38,447,409	199,155	6.1	$4,557,889	$22.89	$30.58	$27.85	$543,678	9.8%	$1,121,445	21.8%
3rd Quarter 2023	70	20,499,404	306,841	4.0	596,132	1.94	16.04	14.51	469,745	10.5%	1,001,542	24.4%
2nd Quarter 2023	64	15,875,074	163,565	3.4	650,775	3.98	24.14	22.98	189,535	5.0%	649,707	18.7%
1st Quarter 2023	36	11,533,259	81,593	4.1	366,167	4.49	29.50	26.03	283,228	13.3%	429,521	20.8%
Total - 12 months	221	$86,355,146	751,154	4.5	$6,170,963	$8.22	$23.12	$21.14	$1,486,186	9.4%	$3,202,215	21.7%

Comparable New Leases:
4th Quarter 2023	22	$16,633,936	69,717	8.3	$2,488,839	$35.70	$28.47	$22.78	$396,321	25.0%	$564,462	37.3%
3rd Quarter 2023	14	5,488,302	36,657	6.2	397,856	10.85	23.60	21.51	76,796	9.7%	173,162	23.6%
2nd Quarter 2023	15	4,751,300	23,141	6.3	441,186	19.07	27.18	25.84	30,893	5.2%	175,035	32.2%
1st Quarter 2023	7	3,039,847	10,188	6.8	245,826	24.13	36.39	36.55	(1,707)	(0.5)%	32,913	9.5%
Total - 12 months	58	$29,913,385	139,703	7.3	$3,573,707	$25.58	$27.55	$23.96	$502,303	15.0%	$945,572	30.1%

Comparable Renewal Leases:
4th Quarter 2023	29	$21,813,473	129,438	5.0	$2,069,050	$15.98	$31.72	$30.58	$147,357	3.7%	$556,983	15.3%
3rd Quarter 2023	56	15,011,102	270,184	3.7	198,276	0.73	15.02	13.56	392,949	10.7%	828,380	24.6%
2nd Quarter 2023	49	11,123,774	140,424	3.0	209,589	1.49	23.64	22.51	158,642	5.0%	474,672	16.2%
1st Quarter 2023	29	8,493,412	71,405	3.8	120,341	1.69	28.52	24.53	284,935	16.3%	396,608	23.0%
Total - 12 months	163	$56,441,761	611,451	3.8	$2,597,256	$4.25	$22.11	$20.50	$983,883	7.8%	$2,256,643	21.5%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2023	76	$50,279,763	258,990	4.7	$6,262,868	$24.18	$29.95
3rd Quarter 2023	87	26,838,561	350,386	4.1	1,136,730	3.24	17.13
2nd Quarter 2023	85	26,516,572	221,407	4.2	1,677,267	7.58	24.02
1st Quarter 2023	51	15,239,286	145,984	3.6	887,737	6.08	21.05
Total - 12 months	299	$118,874,182	976,767	4.3	$9,964,602	$10.20	$22.68

New
4th Quarter 2023	44	$26,659,160	116,183	5.0	$4,152,302	$35.74	$28.02
3rd Quarter 2023	29	11,169,111	74,901	5.5	928,319	12.39	23.85
2nd Quarter 2023	27	11,969,377	63,500	6.6	1,209,554	19.05	23.31
1st Quarter 2023	19	6,223,656	32,585	6.0	749,338	23.00	26.72
Total - 12 months	119	$56,021,304	287,169	5.8	$7,039,513	$24.51	$25.74

Renewal
4th Quarter 2023	32	$23,620,603	142,807	4.5	$2,110,566	$14.78	$31.52
3rd Quarter 2023	58	15,669,450	275,485	3.7	208,411	0.76	15.30
2nd Quarter 2023	58	14,547,195	157,907	3.2	467,713	2.96	24.30
1st Quarter 2023	32	9,015,630	113,399	2.9	138,399	1.22	19.41
Total - 12 months	180	$62,852,878	689,598	3.6	$2,925,089	$4.24	$21.40

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2023
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2024	460	818,659	16.4%	$17,587	16.4%	$21.48
2025	231	821,892	16.5%	16,906	15.8%	20.57
2026	187	605,398	12.1%	13,445	12.6%	22.21
2027	172	601,031	12.0%	14,308	13.4%	23.81
2028	165	570,799	11.4%	13,635	12.7%	23.89
2029	79	444,024	8.9%	9,716	9.1%	21.88
2030	38	113,300	2.3%	3,695	3.5%	32.61
2031	31	140,975	2.8%	3,959	3.7%	28.08
2032	30	143,183	2.9%	3,556	3.3%	24.83
2033	22	135,856	2.7%	2,860	2.7%	21.05
Total	1,415	4,395,117	88.0%	$99,667	93.2%	$22.68

(1)	Lease expirations table reflects rents in place as of December 31, 2023, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2023 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2023

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2023	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	81%	$844	$14.34	$18.13
Anderson Arbor	Austin	2001	89,746	97%	1,956	22.47	23.03
Anthem Marketplace	Phoenix	2000	113,293	96%	1,688	15.52	16.74
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	248	36.19	33.85
Arcadia Towne Center	Phoenix	1966	69,503	100%	1,771	25.48	26.93
BLVD Place	Houston	2014	216,944	99%	9,646	44.91	45.19
The Citadel	Phoenix	2013	28,547	94%	560	20.87	20.61
City View Village	San Antonio	2005	17,870	100%	591	33.07	33.02
Dana Park Pad	Phoenix	2002	12,000	100%	326	27.17	29.00
Davenport Village	Austin	1999	128,934	95%	3,589	29.30	29.15
Eldorado Plaza	Dallas	2004	219,287	100%	3,657	16.68	16.97
Fountain Hills	Phoenix	2009	111,289	93%	1,723	16.65	16.66
Fountain Square	Phoenix	1986	118,209	92%	2,020	18.57	18.02
Fulton Ranch Towne Center	Phoenix	2005	120,575	92%	2,411	21.73	21.90
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,042	21.09	22.26
Heritage	Dallas	2006	70,431	100%	1,766	25.07	24.52
HQ Village	Dallas	2009	89,134	94%	2,652	31.65	31.44
Keller Place	Dallas	2001	93,541	96%	1,118	12.45	13.79
Kempwood Plaza	Houston	1974	91,302	100%	1,403	15.37	15.24
La Mirada	Phoenix	1997	147,209	98%	3,775	26.17	25.55
Lake Woodlands Crossing	Houston	2018	60,246	100%	1,974	32.77	40.88
Lakeside Market	Dallas	2000	162,649	91%	4,064	27.46	28.51
Las Colinas	Dallas	2000	104,919	96%	3,022	30.00	31.65
Lion Square	Houston	1980	117,592	96%	1,978	17.52	17.57
The MarketPlace at Central	Phoenix	2012	111,130	99%	1,175	10.68	10.23
Market Street at DC Ranch	Phoenix	2003	244,888	99%	6,090	25.12	24.90
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	95%	2,047	18.15	17.49
Paradise Plaza	Phoenix	1983	125,898	89%	1,681	15.00	14.64
Parkside Village North	Austin	2005	27,045	100%	921	34.05	33.31
Parkside Village South	Austin	2012	90,101	96%	2,501	28.91	29.06
Pinnacle of Scottsdale	Phoenix	1991	113,108	99%	2,746	24.52	24.00
Pinnacle Phase II	Phoenix	2017	27,063	100%	880	32.52	30.41
The Promenade at Fulton Ranch	Phoenix	2007	98,792	90%	1,498	16.85	18.10
Providence	Houston	1980	90,327	94%	1,125	13.25	13.78
Quinlan Crossing	Austin	2012	109,892	94%	2,655	25.70	26.09
Seville	Phoenix	1990	90,042	91%	2,926	35.71	34.38
Shaver	Houston	1978	21,926	100%	383	17.47	17.19
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	2,087	26.50	28.51
Shops at Starwood	Dallas	2006	55,385	100%	1,919	34.65	35.21
The Shops at Williams Trace	Houston	1985	132,991	98%	2,366	18.15	19.20
Starwood Phase II	Dallas	2016	35,351	92%	1,266	38.93	35.85
The Strand at Huebner Oaks	San Antonio	2000	73,920	97%	1,868	26.05	25.44
SugarPark Plaza	Houston	1974	95,032	98%	1,464	15.72	15.27
Sunset at Pinnacle Peak	Phoenix	2000	41,530	98%	890	21.87	22.68
Terravita Marketplace	Phoenix	1997	102,733	97%	1,539	15.44	15.26
Town Park	Houston	1978	43,526	100%	1,107	25.43	26.01
Village Square at Dana Park	Phoenix	2009	323,026	88%	6,662	23.44	23.57

Whitestone REIT and Subsidiaries
Property Details
As of December 31, 2023

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	12/31/2023	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	89%	2,514	21.86	31.80
Windsor Park	San Antonio	2012	196,458	85%	1,739	10.41	10.98
Woodlake Plaza	Houston	1974	106,169	58%	1,101	17.88	18.74
Total/Weighted Average - Whitestone Properties			4,995,190	94%	106,974	22.78	23.35

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,995,190	94%	$106,974	$22.78	$23.35

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership)(5):
9101 LBJ Freeway	Dallas	1985	125,874	45%	$1,194	$18.97	$18.43
Corporate Park Northwest	Houston	1981	174,359	73%	1,805	14.18	14.02
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	67%	394	7.68	7.56
Holly Knight	Houston	1984	20,015	70%	384	22.31	21.84
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	7.51
Uptown Tower	Dallas	1982	253,981	56%	3,854	24.47	23.97
Westgate Service Center	Houston	1984	97,225	83%	700	8.67	8.19
Total/Weighted Average - Unconsolidated Properties			926,798	54%	$8,600	$16.57	$16.22

(1)

Calculated as the tenant’s actual December 31, 2023 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2023. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2023 equaled approximately $361,420 for the month ended December 31, 2023.

(2)	Calculated as annualized base rent divided by leased square feet as of December 31, 2023.

(3)

Represents (i) the contractual base rent for leases in place as of December 31, 2023, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2023.

(4)	As of December 31, 2023, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of December 31, 2023 have not been made available to us, we have estimated annualized base rental revenue and average net effective annual base rent based on the information available to us at the time of this Report.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Kempwood Plaza | Lake Woodlands Crossing | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza |
Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Hills Plaza |
Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market
Street at DC Ranch Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037